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                                                                      Exhibit 12

                 THE WILLIAMS COMPANIES, INC. AND SUBSIDIARIES
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (Dollars in millions)


                                                                                        Nine Months Ended
                                                                                        September 30, 1994*
                                                                                        ------------------
Earnings:
   Income from continuing operations before income taxes                                       $196.0
   Add:
      Interest expense - net                                                                    100.7
      Rental expense representative of interest factor                                            6.5
      Interest accrued - 50 percent owned company                                                23.7
      Other                                                                                       1.7
                                                                                               ------

         Total earnings as adjusted plus fixed charges                                         $328.6
                                                                                               ======

Fixed charges and preferred stock dividend requirements:
   Interest expense - net                                                                      $100.7
   Capitalized interest                                                                           4.4
   Rental expense representative of interest factor                                               6.5
   Pretax effect of dividends on preferred stock of
      the Company                                                                                 9.9
   Interest accrued - 50 percent owned company                                                   23.7
                                                                                               ------

         Combined fixed charges and preferred stock dividend
           requirements                                                                        $145.2
                                                                                               ======

Ratio of earnings to combined fixed charges and
   preferred stock dividend requirements                                                         2.26
                                                                                               ======





*Amounts presented relate to continuing operations.